FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY

AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this "First Amendment") is dated as of June 27, 2005, among COMMSCOPE, INC. OF NORTH CAROLINA, COMMSCOPE SOLUTIONS, INC. and CONNECTIVITY SOLUTIONS MANUFACTURING, INC. (collectively, the "Borrowers"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent") and FLEET CAPITAL CORPORATION, as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, HARRIS N.A. (successor by merger to Harris Trust and Savings Bank) and PNC BANK, as Documentation Agents, and the Lenders signatory hereto (collectively, the "Lenders");

W I T N E S S E T H :

WHEREAS, the Borrower, the Agent, the Syndication Agent, the Documentation Agents and the Lenders executed and delivered that certain Amended and Restated Credit and Security Agreement, dated as of January 31, 2004 (the "Credit Agreement");

WHEREAS, the Borrower has requested and the Agent, the Syndication Agent, the Documentation Agents and the Lenders have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent, the Syndication Agent, the Documentation Agents and the Lenders hereby covenant and agree as follows:

1.          Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.          Amendment to SECTION 1.01. SECTION 1.01 of the Credit Agreement hereby is amended by deleting the definitions of "Asset Sale Proceeds", "Consolidated Fixed Charges", "Maturity Date" and "Permitted Acquisitions" and adding the following definitions of "Asset Sale Proceeds", "Consolidated Fixed Charges", "Excess Liquidity", "First Amendment Effective Date", "Maturity Date" and "Permitted Acquisitions".

"Asset Sale Proceeds" means (i) with respect to any applicable Real Property sold by any Borrower or disposed by any Borrower to any Person that is not a Guarantor, cash proceeds therefrom in an amount equal to 65% of the appraised fair market value of such Real Property, as determined by the relevant appraisal obtained by the Agent in October, 2003, and (ii) with respect to any Equipment sold by any Borrower or disposed by any Borrower to any Person that is not a Guarantor, cash proceeds therefrom in an amount equal to 85% of the appraised net orderly liquidation value such Equipment, as determined by the relevant appraisal obtained by the Agent in September or October, 2003, in each case under (i) and (ii)  above in a transaction or series of transactions involving gross cash proceeds to the Borrowers in excess of $500,000 in the aggregate for all such transactions during any Fiscal Year.

"Consolidated Fixed Charges" means, for any fiscal period, the sum of the following for such period, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries: (a) cash payments of interest, including amounts expensed and capitalized; plus (b) scheduled cash payments of principal under long-term Debt (excluding payments of principal (whether optional or mandatory) of the Parent's 1% Convertible Senior Subordinated Debentures Due 2024 that are made as permitted under SECTION 5.35(i) and (ii), respectively, and voluntary and non-scheduled mandatory payments of any other Debt).

"Excess Liquidity" means at any time the sum at such time of (i) Excess Borrowing Availability and (ii) Unrestricted Domestic Cash.

"First Amendment Effective Date" means the effective date of the First Amendment to Amended and Restated Credit and Security Agreement that amended this Agreement, which is June 27, 2005.

"Maturity Date" means (i) with respect to Revolving Loan Commitments, Revolving Loans, Letters of Credit and interest and fees related thereto, and with respect to the definition of Redeemable Preferred Stock, January 31, 2010, and (ii) with respect to Term Loans and interest and fees related thereto, January 31, 2009.

"Permitted Acquisition" means (a) the acquisition of in excess of 50% of the securities or other equity interest of any Person, or (b) the acquisition of all or substantially all of the assets of such Person or of a division or particular line of business of such Person; provided that:

(i)     immediately after giving effect to such acquisition, there would be Excess Liquidity of at least $50,000,000;

(ii)    such acquired Person or line of business is in the same, similar, or complementary lines of business as the Borrowers;

(iii)   for the purposes of calculating EBITDA, such acquisition is disregarded for any period prior to the date of such acquisition, unless, after completion by the Agent of due diligence satisfactory to the Agent, the Agent has notified the Borrowers that the Agent and the Required Lenders have determined in their good faith judgment that pro forma effect can be given to such acquisition for the calculation of EBITDA (such due diligence will include, but not be limited to, review and satisfaction with audited financial statements, a third party financial review of the relevant financial information and such other information as the Agent shall reasonably request);

(iv)   the Agent shall have the right to conduct due diligence with respect to the acquisition satisfactory to the Agent, including appraisals and field examinations of the collateral to be acquired, each at the Borrowers' expense, and such collateral shall not be included in the determination of the Borrowing Base until any and all such due diligence have been completed; provided, that in the case of a domestic acquisition for a purchase price of $25,000,000 or less, the Agent may in its sole and absolute discretion elect to add Accounts and Inventory to be acquired to the Borrowing Base without an appraisal or field examination;

(v)    if such acquisition is of a Person, or gives rise to a new Subsidiary, such Person or new Subsidiary will be subject to the provisions of SECTION 5.15, if applicable;

(vi)   the purchase price of such acquisition shall not exceed the applicable amount set forth in SECTION 5.16(ix);

(vii)  immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and

(viii) all transactions related to such acquisition are consummated in accordance in all material respects with applicable laws.

3.              Amendment to SECTION 2.06(a). SECTION 2.06(a) of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

SECTION 2.06	Interest Rates.
(a)	"Applicable Margin" means:

(i)     for the period commencing on the First Amendment Effective Date to and including the first Performance Pricing Determination Date occurring after the First Amendment Effective Date, for any Term Loan which is a Euro-Dollar Loan, 1.75%, and for any Term Loan which is a Base Rate Loan, 0.00%;

(ii)    for the period commencing on the First Amendment Effective Date to and including the first Performance Pricing Determination Date occurring after the First Amendment Effective Date, for any Revolving Loan which is a Euro-Dollar Loan, 1.50%, and for any Revolving Loan which is a Base Rate Loan, 0.00%;

(iii)   for any Term Loan, from and after the first Performance Pricing Determination Date occurring after the First Amendment Effective Date, for each Base Rate Loan and for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Fixed Charge Coverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date;

Fixed Charge Coverage Ratio	Base Rate Loan	Euro-Dollar Loan
> 3.00 to 1.00	0.00%	1.50%
< 3.00 to 1.00 but > 2.00 to 1.00	0.00%	1.75%
< 2.00 to 1.00	0.75%	2.00%

(iv)   for any Revolving Loan, from and after the first Performance Pricing Determination Date occurring after the First Amendment Effective Date, for each Base Rate Loan and for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Fixed Charge Coverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

Fixed Charge Coverage Ratio	Base Rate Loan	Euro-Dollar Loan
> 3.00 to 1.00	0.00%	1.25%
< 3.00 to 1.00 but > 2.00 to 1.00	0.00%	1.50%
< 2.00 to 1.00	0.50%	1.75%

In determining interest for purposes of this SECTION 2.06, the Borrowers and the Lenders shall refer to the Parent's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to SECTION 5.01(a) or (b), as the case may be. The "Performance Pricing Determination Date" is the date on which such financial statements are delivered pursuant to SECTION 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that no fees or interest shall be decreased pursuant to this SECTION 2.06 if an Event of Default is in existence on the Performance Pricing Determination Date.

4.              Amendment to SECTION 2.07(a). SECTION 2.07(a) of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

SECTION 2.07	Fees.

(a)    The Borrowers shall pay to the Agent, for the ratable account of each Lender, an Unused Line Fee (the "Unused Line Fee"), calculated on the average daily amount of such Lender's pro rata share of the Unused Revolving Loan Commitment (without taking into account any Settlement Loans) during each calendar quarter, at a rate per annum determined by reference to the table below, depending on the percentage of the average daily amount of Unused Revolving Loan Commitment during such calendar quarter:

Percentage of Average Daily Unused Revolving Loan Commitment	Unused Line Fee Percentage
> 50%	0.375%
< 50%	0.250%

Such Unused Line Fee shall accrue from and including the First Amendment Effective Date to but excluding the Revolving Loan Commitment Termination Date and shall be payable on the last Business Day of each calendar quarter and on the Revolving Loan Commitment Termination Date.

5.              Amendment to SECTION 2.11(c). SECTION 2.11(c) of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

(c)     Within 15 Business Days after the receipt of any Asset Sale Proceeds (other than pursuant to any sale or other disposition pursuant to SECTION 5.30(b)(iii) and other than proceeds from the sale of any of the Real Property located in Omaha, Nebraska), such Asset Sale Proceeds shall be paid to the Agent for ratable distribution to the Lenders for application to repay or prepay the principal amount of the outstanding Term Loans and applied in the inverse order of maturity, and if the Term Loans have been repaid in full, the Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a), provided that if any such payment is due or is made to the Agent on any day other than on the last day of an Interest Period, such amounts shall, at the Borrowers' election, be held by Agent and applied on the last day of the Interest Period); provided, however, that the Borrowers shall not be required to prepay the Loans with Asset Sale Proceeds as provided herein so long as (and to the extent that)

such Asset Sale Proceeds are applied towards (or are contractually committed to be applied towards) assets of a similar type as those assets from which the Asset Sale Proceeds were derived, and which are used or useable in the business of the Borrowers and their Subsidiaries with 180 days after the Borrowers' receipt thereof, but any such Asset Sale Proceeds not so applied within such 180-day period (regardless of any contractual commitments) shall be delivered over to the Agent for application to the Loans as provided herein on the first Business Day following such 180-day period. The Borrowers shall take all actions necessary such that the Agent has a perfected lien on any such replacement assets. The Revolving Loan Commitments shall not be reduced by the amount of such prepayments which are applied to the Revolving Loans pursuant to the foregoing. Contemporaneously with the payment of any Asset Sale Proceeds pursuant hereto, the Agent shall be provided a certificate of the Borrowers showing in reasonable detail the calculation of such Asset Sale Proceeds. Net Casualty/Insurance Proceeds shall be paid to the Agent in accordance with the terms of SECTION 5.08(b).

6.              Amendment to SECTION 5.01(c), (d) and (k). SECTIONS 5.01(c), (d) and (k) of the Credit Agreement hereby are amended by deleting them in their entirety and substituting the following therefor:

(c)     as soon as available and in any event within 30 days after the end of each of the first and second Fiscal Months of each Fiscal Quarter, but only if Excess Liquidity is below $50,000,000 on the last day of any month during such Fiscal Quarter, consolidated financial statements (including the balance sheet and statement of income) of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Month, and for the portion of the Fiscal Year ending on such date, setting forth in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of the previous Fiscal Year, all certified (subject to normal quarter-end adjustments and to the absence of footnotes required by GAAP) as to fairness of presentation, GAAP and consistency by a Senior Officer of the Parent;

(d)     simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) (and (c) (or, if no monthly financial statement is due pursuant to paragraph (c) because of satisfaction of the Excess Liquidity test set forth therein, by the date such financial statement would have been due), if and when SECTION 5.19 is in effect on a monthly basis) above, a certificate, substantially in the form of EXHIBIT G (a "Compliance Certificate"), of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Parent, the Borrowers and/or the Guarantors, as applicable, were in compliance with the requirements of SECTIONS 5.16, 5.17, 5.19 and 5.20, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent, such Borrower or such Guarantor is taking or proposes to take with respect thereto;

(k)     as soon as practicable, but in any event on or before 20 days after the end of each Fiscal Month, or such more frequent intervals as required by the Agent from time to time in its commercially reasonable judgment, a duly executed Borrowing Base Certificate (and to the Agent any accompanying documentation reasonably required by the Agent), with respect to satisfaction of the requirement that the Revolving Loans shall not exceed the Borrowing Base, and also showing the amount of Excess Liquidity, as of the last day of the reporting period, in the form of EXHIBIT F or such other form as the Agent may deliver for such purpose to the Borrowers from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by a Senior Officer of the Borrower;

7.              Amendment to SECTION 5.16(ix) and (xiv). SECTIONS 5.16(ix) and (xiv) of the Credit Agreement hereby are amended by deleting them in their entirety and substituting the following therefor:

(ix)   Permitted Acquisitions up to but not in excess of $125,000,000 in the aggregate for any Fiscal Year;

(xiv) (1) the repurchase by the Parent of its shares of Common Stock from Avaya Inc. issued to it as part of the purchase price for the ACS Acquisition, and (2) dividends and other Restricted Payments up to $40,000,000 in any Fiscal Year, plus, commencing in Fiscal Year 2006, 50% of Consolidated Net Income (if positive) from the immediately preceding Fiscal Year; provided, however, that (A) immediately after giving effect to the making of any Restricted Payment permitted by this clause (xiv), no Default or Event of Default shall have occurred and be continuing, and (B) immediately after giving effect to the making of any such Restricted Payment, there would be Excess Liquidity of at least $50,000,000.

8.              Amendment to SECTION 5.27. SECTION 5.27 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

SECTION 5.27 Reports Respecting Collateral. The Borrowers and the Guarantors shall, as soon as practicable, but in any event on or before 20 days after the end of each Fiscal Month, furnish to the Agent a status report containing the information set forth below in this SECTION 5.27, certified by a duly authorized officer of each Borrower and each of the Guarantors; provided, however, that such status report need only be furnished within 20 days after the end of each Fiscal Quarter, so long as since the last such status report furnished under this SECTION 5.27, there have been no Revolving Loans outstanding (whether or not Letters of Credit have been outstanding). Such report shall include: (a) the aggregate dollar value of the Collateral comprising the Accounts and the age of each individual item thereof comprised of trade accounts receivable as of the last day of the preceding Fiscal Month or Fiscal Quarter, as applicable (segregating such items in such manner and to such degree as the Agent may request, including, without limitation, by Account Debtor name, address, invoice number, due date and invoice date); (b) the aggregate dollar value of the Accounts subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as the Agent may request); (c) the aggregate dollar value of the items comprising the accounts payable of each Borrower and each of the Guarantors and the age of each individual item thereof as of the last day of the preceding Fiscal Month or Fiscal Quarter, as applicable (segregating such items in such manner and to such degree as the Agent may request); (d) the type, dollar value and location of the Inventory as at the end of the preceding Fiscal Month or Fiscal Quarter, as applicable, valued at the lower of its FIFO cost or market value; and (e) the aggregate dollar value of all returns, repossessions or discounts with respect to Inventory in excess of $1,000,000. Additionally, the Agent may, at any time in its sole discretion (and upon prior notice to the Borrowers if no Event of Default has occurred and is continuing), require any Borrower or any of the Guarantors to permit the Agent in its own name or any designee of the Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors promptly upon its request therefor by mail, telephone, telegraph or otherwise. Each Borrower and each of the Guarantors shall cooperate fully with the Agent in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of December of each year and upon request from the Agent, made at any time hereafter, each Borrower and each of the Guarantors shall furnish the Agent with a then current customer and Account Debtor name and address list, together with (if requested by the Agent) updates of Equipment lists and an appraisal or updates of the appraisal of the Equipment. Upon the Agent's request therefor, each Borrower and each of the Guarantors shall deliver to the Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of each Borrower and each of the Guarantors as the Agent shall reasonably request.

9.              Amendment to SECTION 5.29. SECTION 5.29 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

SECTION 5.29           Appraisals; Field Examinations. The Agent reserves the right, exercisable from time to time hereafter in the Agent's commercially reasonable judgment, to require that the Borrowers and/or any of the Guarantors obtain, and the Borrowers and/or such Guarantors shall so obtain, at the Borrowers' expense, appraisals or updates to any existing appraisals being obtained in connection with the execution and delivery of this Agreement, reflecting then current values of the Equipment; provided, that unless an Event of Default has occurred and is continuing, not more than one such appraisal annually shall be conducted at the Borrowers' expense. The Agent shall have the right to conduct up to 2 field exams per year (but shall be limited to only a single field exam each year, so long as Excess Liquidity is maintained at not less than $50,000,000) as to each of the Accounts and the Inventory, at the Borrowers' expense, but reserves the right to conduct a review with less frequency, or at any time at the Borrowers' expense following the occurrence and during the continuance of any Event of Default. Any Lender shall have the right to accompany the Agent on any such field exams at its own expense.

10.           Amendment to SECTION 5.30(a). SECTION 5.30(a) of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

(a)     Except for (1) sales of inventory in the ordinary course of business, sales, leases or transfers among the Borrowers and the Guarantors, (2) so long no Default or Event of Default exists, the sale for an all cash purchase price of the Real Property located in Omaha, Nebraska, and (3) dispositions of Equipment pursuant to SECTION 5.30(b), neither the Borrowers nor any of the Guarantors will sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Collateral without the prior written consent of the Agent, acting at the direction of (i) as to Collateral of the types described in the definition and used in the calculation of the Borrowing Base and any Real Property that is subject to a Mortgage, all of the Lenders, and (ii) as to all other Collateral, the Required Lenders, in each case subject to the provisions of SECTION 2.11(c), if applicable. Notwithstanding anything to the contrary in this SECTION 5.30, Borrower, Agent and Lenders hereby each acknowledge and agree that (i) the real property identified in the first "TOGETHER WITH" on Exhibit A to the Mortgage for the Real Property located in Omaha, Nebraska (the "Avaya Sale Leaseback Property") and the remainder of the Real Property located in Omaha, Nebraska could not be properly subdivided in accordance with all applicable laws, ordinances and regulations (the "Avaya Subdivision") on or before the Closing Date in order to consummate the Asset Purchase Agreement, (ii) in order to consummate the Asset Purchase Agreement, the Avaya Sale Leaseback Property has been included in the real property subject to the Mortgage of the Real Property located in Omaha, Nebraska, (iii) Connectivity Solutions Manufacturing, Inc. intends to lease for nominal consideration the Avaya Sale Leaseback Property to Avaya, Inc. pursuant to a long-term ground lease until such time that the Avaya Subdivision occurs, (iv) Borrower shall cooperate with Avaya, Inc. and take reasonable steps to cause Avaya, Inc. to cause the Avaya Subdivision to occur after the Closing Date,(v) the Avaya Sale Leaseback Property was not originally intended to be included in the Real Properties or intended to be a part of the consideration for this Agreement, (vi) due to such exclusion of the Avaya Sale Leaseback Property from the Real Properties, Agent has not performed any due diligence on the Avaya Sale Leaseback Property, (vii) upon the occurrence of the Avaya Subdivision, the Avaya Sale Leaseback Property shall be conveyed to Avaya, Inc. by Connectivity Solutions Manufacturing, Inc. for nominal consideration and released from the Mortgage for the Real Property located in Omaha, Nebraska without the requirement that any Asset Sale Proceeds be paid to the Agent or the Lenders.

11.           Amendment to SECTION 5.35. SECTION 5.35 of the Credit Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

SECTION 5.35           Subordinated Debt. The Borrowers will not: (i) make any prepayments (whether optional or mandatory) of principal of or other amounts under Parent's 1% Convertible Senior Subordinated Debentures Due 2024, except that Borrowers may (a) make such prepayments solely out of the proceeds of equity issued or Debt incurred (other than Debt incurred under this Agreement) in whole or in part for the purpose of making prepayments under or refinancing or replacing Parent's 1% Convertible Senior Subordinated Debentures Due 2024 (provided that, in the case of any such refinancing or replacement Debt, the terms thereof shall be reasonably acceptable to the Agent and the Required Lenders), and (b) make any other such prepayments up to an aggregate amount of $25,000,000, provided that, after giving effect to any such prepayments there would be Excess Liquidity of at least $50,000,000, or (ii) amend or modify any of the documents pertaining to the Subordinated Debt to (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults thereunder, (b) increase the rate of interest, amount of fees or the amounts payable thereunder, (c) amend or supplement in any manner the covenants contained therein that would make them more restrictive, or (d) amend or supplement the subordination provisions thereof. The Borrowers shall furnish to the Agent, and Agent shall thereafter forward to the Lenders, copies of any drafts received by it of (A) any proposed amendments to the documents pertaining to any of the Subordinated Debt, and (B) documents pertaining to any Subordinated Debt proposed to be issued after the Closing Date.

12.           Amendment to EXHIBIT F. EXHIBIT F to the Credit Agreement hereby is amended by deleting it in its entirety and substituting therefor EXHIBIT F attached hereto.

13.           Restatement of Representations and Warranties. Each Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (except where reference is made to a specific date) and with specific reference to this First Amendment and all other loan documents executed and/or delivered in connection herewith.

14.           Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

15.           Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

16.           Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

17.           Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

18.           No Default. To induce the Agent, the Syndication Agent, the Documentation Agents and the Lenders to enter into this First Amendment and to continue to make advances pursuant to the Credit Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Lenders under the Credit Agreement.

19.           Further Assurances. Each Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

20.           Governing Law. This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

21.           Conditions Precedent. This First Amendment shall become effective only upon: (i) execution and delivery by facsimile (1) of this First Amendment by each of the parties hereto, and (2) of the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors; (ii) payment to the Agent, for the account of each Lender, of an amendment fee in an amount equal to 0.10% of such Lender's Revolving Loan Commitment; and (iii) payment to the Agent, for its own account, of an amendment arrangement fee in an amount set forth in a separate fee letter with the Agent.

IN WITNESS WHEREOF, the Borrower, the Agent and each of the Lenders has caused this First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

COMMSCOPE, INC. OF NORTH CAROLINA

By: /s/ Barry D. Graham	(SEAL)
Name: Barry D. Graham
Title: Treasurer

COMMSCOPE SOLUTIONS, INC.

By: /s/ Barry D. Graham	(SEAL)
Name: Barry D. Graham
Title: Treasurer

CONNECTIVITY SOLUTIONS MANUFACTURING, INC.

By: /s/ Frank B. Wyatt, II	(SEAL)
Name: Frank B. Wyatt, II
Title: Director

WACHOVIA BANK, NATIONAL ASSOCIATION as Agent and as a

Lender	(SEAL)

By: /s/ John Trainor
Title: Director

FLEET CAPITAL CORPORATION,

as Syndication Agent and as a Lender (SEAL)

By: /s/ Mark Herdman
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Documentation Agent and as a Lender           (SEAL)

By: /s/ Brian P. Schwinn
Title: Duly Authorized Signatory

HARRIS N.A. (successor by merger to Harris Trust and Savings Bank),

as a Documentation Agent and as a Lender

(SEAL)

By: /s/ Trevor S. Townsend
Title: Vice President

PNC BANK, as a Documentation Agent and as a Lender                                                                      (SEAL)

By: /s/ William P. Dyer
Title: Vice President

BRANCH BANKING AND TRUST

COMPANY, as a Lender	(SEAL)

By: /s/ James C. Stallings
Title: Senior Vice President

BNP PARIBAS,

as a Lender	(SEAL)

By: /s/ Matthew Harvey
Title: Managing Director

By: /s/ James McCann

Title: Credit & Portfolio Manager

CIBC INC.,

as a Lender	(SEAL)

By: /s/ George Knight
Title: Managing Director

FIFTH THIRD BANK,

as a Lender	(SEAL)

By: /s/ David R. Cochran
Title: Vice President

RZB FINANCE LLC,

as a Lender	(SEAL)

By: /s/ Eric Salat
Title: Group Vice President
By: /s/ Astrid Wilkie
Title: Vice President

CONSENT AND REAFFIRMATION OF GUARANTORS

Each of the undersigned (i) acknowledges receipt of the foregoing First Amendment to Amended and Restated Credit and Security Agreement (the "First Amendment"), (ii) consents to the execution and delivery of the First Amendment by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of January 10, 2003, as amended by Global Amendment Agreement dated as of January 31, 2004, executed or joined in by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the First Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

COMMSCOPE, INC.	(SEAL)

By: /s/ Jearld L. Leonhardt

Title: Executive Vice President and Chief Financial Officer

COMMSCOPE OPTICAL TECHNOLOGIES, INC.                                                                            (SEAL)

By: /s/ Frank B. Wyatt, II
Title: Director/Vice President and Secretary

COMMSCOPE INTERNATIONAL, INC. (SEAL)

By: /s/ Frank B. Wyatt, II
Title: Director/Vice President and Secretary

COMMSCOPE INTERNATIONAL HOLDINGS, LLC (SEAL)

By: /s/ Frank B. Wyatt, II

Title: Director/Senior Vice President, General Counsel and Secretary

COMMSCOPE PROPERTIES, LLC	(SEAL)

By: /s/ Frank B. Wyatt, II
Title: Manager
VEXTRA TECHNOLOGIES, LLC	(SEAL)

By: /s/ Frank B. Wyatt, II
Title: Manager

COMMSCOPE NETHERLANDS GP, LLC (SEAL)

By: /s/ Frank B. Wyatt, II

Title: Director/Senior Vice President, General Counsel and Secretary

COMMSCOPE SOLUTIONS HOLDINGS, INC.                                                                           (SEAL)

By: /s/ Frank B. Wyatt, II

Title: Director/Senior Vice President and Secretary

COMMSCOPE SOLUTIONS INTERNATIONAL, INC.                                                                          (SEAL)

By: /s/ Frank B. Wyatt, II

Title: Director/Senior Vice President and Secretary

COMMSCOPE SOLUTIONS PROPERTIES, LLC                                                                           (SEAL)

By: /s/ Frank B. Wyatt, II
Title: Manager

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